As filed with the Securities and Exchange Commission on April 7, 2004

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STRATOS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4360035
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

7444 West Wilson Avenue
Chicago, Illinois 60706
(Address of Principal Executive Offices)

Stratos Lightwave, Inc. 2003 Stock Plan
(Full Title of the Plan)

James W. McGinley
President and Chief Executive Officer
Stratos International, Inc.
7444 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-9600
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:

Imad I. Qasim, Esq.
Sidley Austin Brown & Wood LLP
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Securities To Be Registered	Registered (1)	Share	Price	Registration Fee
Common Stock, par value $0.01 per share, and associated preferred stock purchase rights (3)	1,370,000	$6.06 (2)	$8,302,200 (2)	$1,051.89

(1)	Shares issuable under awards granted under the Stratos Lightwave, Inc. 2003 Stock Plan, together with such additional and indeterminate number of shares of common stock of the registrant as may become issuable as the result of stock splits, stock dividends or similar transactions affecting the common stock of the registrant.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices of shares of the common stock of the registrant on the Nasdaq National Market on April 5, 2004.

(3)	The Stratos preferred stock purchase rights initially are attached to and trade with the shares of Stratos common stock being registered hereby. Value attributable to such rights, if any, is reflected in the market price of the associated common stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

                      The following documents are incorporated herein by reference:

          (a) The registrant’s annual report on Form 10-K for the year ended April 30, 2003 (and Amendment No. 1 thereto on Form 10-K/A, filed August 28, 2003);

          (b) Quarterly Reports on Form 10-Q for the quarters ended July 31, 2003, October 31, 2003 and January 31, 2004 (and Amendment No. 1 thereto, filed March 26, 2004);

          (c) Current Reports on Form 8-K filed with the Commission on July 1, 2003, July 3, 2003, August 27, 2003, September 2, 2003, November 12, 2003 (and Amendment No. 1 thereto, filed January 12, 2004), December 15, 2003 and March 9, 2004, in each case other than information furnished under Item 9 or Item 12; and

          (d) The description of the common stock, $0.01 par value, of the registrant’s common stock and the associated preferred stock purchase rights that are contained in registration statements on Form 8-A filed with the Commission on June 22, 2000 and March 28, 2001, including any amendment or report filed for the purpose of updating such descriptions.

                      All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

                      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

                      Not applicable.

Item 5. Interests of Named Experts and Counsel.

                      Not applicable.

Item 6. Indemnification of Directors and Officers.

                      Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Our restated certificate of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we have entered into separate indemnification agreements with our directors and officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). We also maintain director and officer liability insurance. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

                      Not applicable.

Item 8. Exhibits.

                      The exhibits to this registration statement are listed below.

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of Registrant (5)

4.2	Bylaws of Registrant (1)

4.3	Stratos Lightwave, Inc. 2003 Stock Plan (4)

4.4	Specimen certificate representing the common stock (1)

4.5	Specimen Certificate representing the Series B Preferred Stock (5)

4.6	Rights Agreement, dated as of March 23, 2001, between Stratos Lightwave, Inc. and Mellon Investor Services LLC (2)

4.7	First Amendment, dated as of July 2, 2003, to Rights Agreement, dated as of March 23, 2001, between Stratos Lightwave, Inc. and Mellon Investor Services LLC, as Rights Agent (3)

4.8	Registration Rights Agreement, dated as of July 2, 2003, among Stratos Lightwave, Inc., Citicorp Venture Capital Ltd., the William N. and Carol A. Stout Trust dated 11/24/98 and the William N. and Carol A. Stout Charitable Remainder Unit Trust (4)

4.9	Standstill Agreement, dated as of July 2, 2003, between Stratos Lightwave, Inc. and Citicorp Venture Capital Ltd. (4)

5.1*	Opinion of Sidley Austin Brown & Wood LLP

23.1*	Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 to this registration statement)

23.2*	Consent of Ernst & Young LLP, independent auditors

24.1*	Powers of Attorney (contained in the signature page to this registration statement)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 effective June 26, 2000.

(2)	Incorporated by reference to the Registrant’s Form 8-K dated March 22, 2001.

(3)	Incorporated by reference to the Registrant’s Form 8-A/A filed August 7, 2003.

(4)	Incorporated by reference to the Registrant’s Form S-4/A effective September 29, 2003.

(5)	Incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended October 31, 2003.

*	Filed herewith.

Item 9. Undertakings.

                      (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

                      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 7th day of April, 2004.

STRATOS INTERNATIONAL, INC.

By:	/s/ James W. McGinley
James W. McGinley
President and Chief Executive Officer

                      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 7th day of April, 2004.

/s/ James W. McGinley James W. McGinley	President and Chief Executive Officer (Principal Executive Officer)

/s/ David A. Slack David A. Slack	Senior Vice President – Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

                      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. McGinley and David A. Slack, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 7th day of April, 2004.

Signature	Title

/s/ James W. McGinley	Director
James W. McGinley

/s/ Brian J. Jackman	Director
Brian J. Jackman

/s/ Charles Daniel Nelsen	Director
Charles Daniel Nelsen

/s/ Edward J. O’Connell	Director
Edward J. O’Connell

/s/ Reginald W. Barrett	Director
Reginald W. Barrett

/s/ Philip A. Harris	Director
Philip A. Harris

/s/ David Y. Howe	Director
David Y. Howe

/s/ Newell V. Starks	Director
Newell V. Starks

Director
William T. Comfort III

     INDEX TO EXHIBITS TO STRATOS INTERNATIONAL, INC.
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of Registrant (5)

4.2	Bylaws of Registrant (1)

4.3	Stratos Lightwave, Inc. 2003 Stock Plan (4)

4.4	Specimen certificate representing the common stock (1)

4.5	Specimen Certificate representing the Series B Preferred Stock (5)

4.6	Rights Agreement, dated as of March 23, 2001, between Stratos Lightwave, Inc. and Mellon Investor Services LLC (2)

4.7	First Amendment, dated as of July 2, 2003, to Rights Agreement, dated as of March 23, 2001, between Stratos Lightwave, Inc. and Mellon Investor Services LLC, as Rights Agent (3)

4.8	Registration Rights Agreement, dated as of July 2, 2003, among Stratos Lightwave, Inc., Citicorp Venture Capital Ltd., the William N. and Carol A. Stout Trust dated 11/24/98 and the William N. and Carol A. Stout Charitable Remainder Unit Trust (4)

4.9	Standstill Agreement, dated as of July 2, 2003, between Stratos Lightwave, Inc. and Citicorp Venture Capital Ltd. (4)

5.1*	Opinion of Sidley Austin Brown & Wood LLP

23.1*	Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 to this registration statement)

23.2*	Consent of Ernst & Young LLP, independent auditors

24.1*	Powers of Attorney (contained in the signature page to this registration statement)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 effective June 26, 2000.

(2)	Incorporated by reference to the Registrant’s Form 8-K dated March 22, 2001.

(3)	Incorporated by reference to the Registrant’s Form 8-A/A filed August 7, 2003.

(4)	Incorporated by reference to the Registrant’s Form S-4/A effective September 29, 2003.

(5)	Incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended October 31, 2003.

*	Filed herewith.